POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the
undersigned constitutes and appoints Carrie Leahy,
Sarah J. Williams, Donald Pearson and Martin Reilly
signing singly, and each of them, the undersigned's
true and lawful attorneys-in-fact and agents, with
full power of substitution, and resubstitution for
the undersigned and in the undersigned's name,
place and stead, in any and all capacities, to:
1.execute for and on behalf of the undersigned,
in the undersigned's capacity as an officer and/or
director of Sparton Corporation, an Ohio corporation
(the "Company"), Forms 3, 4, 5 and ID and all other
forms that may be required to be filed by the
undersigned from time to time under Section 16(a)
of the Securities Exchange Act of 1934 and the
rules promulgated thereunder, including any amendments
to any such forms;
2.do and perform any and all acts for and on
behalf of the undersigned which may be necessary or
desirable to complete and execute such Forms 3, 4, 5
or ID and/or any amendments to such forms and timely
file such forms or any amendments with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
3.take any other action of any type whatsoever
in connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to, in the
best interest of, or legally required by, the undersigned,
it being understood that the documents executed by such attorney-in-fact pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions
as such attorney-in-fact may approve in such attorney-in-fact's discretion.The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing requisite, necessary or proper to be done in the exercise of any of the rights
and powers herein granted, as fully to all intents and
purposes as the undersigned might or could do in person,
with full power of substitution or revocation,
hereby ratifying and confirming all that
such attorney-in-fact and agents, or any of them, or their
or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned,
are not assuming, nor is the Company assuming, any of
the undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to
file Forms 3, 4, 5 and ID or any other forms under Section 16(a) of the Securities Exchange Act of 1934, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 25th
day of February, 2015.
Signature: /s/Frank A. Wilson
Print Name: Frank A. Wilson